                                                               Exhibit 99.(a)(5)

              Additional Series of Shares of Beneficial Interest,
                        Par Value $0.0001 Per Share, of
                                  PIMCO Funds
         (formerly Pacific Investment Management Institutional Trust)


     RESOLVED, pursuant to Section 5.12(a) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated February 19, 1987, as amended ("Declaration"), the shares of beneficial interest of the Trust shall be divided into three additional separate Series, designated the "PIMCO Low Duration Municipal Fund", "PIMCO California Intermediate Municipal Fund", and "PIMCO New York Intermediate Municipal Fund" (the "Funds");

     FURTHER RESOLVED, that the Funds shall have the following special and relative rights:

     1. The Funds shall issue their shares of beneficial interest with respect to eight separate classes: Class A, Class B, Class C, Class D, Class J, Class K, Institutional Class and Administrative Class.

     2. The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest of the Funds ("Shares") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Funds shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Funds, and shall be entitled to receive their pro rata share of net assets of the Funds upon liquidation of the Funds, all as provided in the Declaration.

     3. Shareholders of the Fund shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended (the "Act"), and the rules and the Trust's registration statement thereunder, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular class of Shares, in which case only the shareholders of such class shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to the Funds or classes, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of the Funds or classes alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of the Funds or classes entitled to vote on the matter is required.

     4. (a) The assets and liabilities of the Trust shall be allocated among the Series of the Trust as set forth in Section 5.11 of the Declaration, except that only the preexisting Series shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing the Series and of the registration and public offering of their Shares shall be amortized for such Series over the period beginning on the date such costs become payable and ending sixty months thereafter.

         (b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes.

         (c) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

     5. Shares of each class of the Funds may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in the Funds' then-current prospectus.

     6. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Funds or classes hereby created, or to otherwise change the special and relative rights of the Funds or classes, provided that such change shall not adversely affect the rights of the Shareholders of the Funds or classes.

     IN WITNESS WHEREOF, the undersigned have executed this instrument the ______day of ____________, 1999.



                                              ___________________________
                                              Guilford C. Babcock



                                              ___________________________
                                              R. Wesley Burns



                                              ___________________________
                                              Vern O. Curtis



                                              ___________________________
                                              Brent R. Harris



                                              ___________________________
                                              Thomas P. Kemp



                                              ___________________________
                                              William J. Popejoy